Exhibit 3.01


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               CAPLAN CORPORATION

                            (name changed herein to)
                          MID-POWER SERVICE CORPORATION


         This amended and restated certificate of incorporation for Caplan Corporation has been duly adopted in accordance with the provisions of section 242 and 245 of the General Corporation Law of Delaware and shall become effective on April 10, 2001. Caplan Corporation was originally incorporated on July 5, 1983.


                                    Article I
                                      Name

         The name of the corporation (the "Corporation") shall be:

                          Mid-Power Service Corporation


                                   Article II
                                    Duration

         The Corporation shall continue in existence perpetually unless sooner dissolved according to law.


                                   Article III
                                    Purposes

         The purposes for which the Corporation is organized are to do all and everything necessary, suitable, convenient, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated or incidental to the powers herein named or which shall at any time appear conducive or expedient for the protection or benefit of the Corporation, with all the powers hereafter conferred by the laws under which this Corporation is organized; and

         To engage in any and all other lawful purposes, activities, and pursuits, whether similar or dissimilar to the foregoing, for which corporations may be organized under the General Corporation Law of Delaware and to exercise all powers allowed or permitted thereunder.

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                                   Article IV
                                 Capitalization

         The Corporation shall have authority to issue an aggregate of 110,000,000 shares, of which 10,000,000 shares shall be preferred stock, $0.001 par value (hereinafter the "Preferred Stock"), and 100,000,000 shares shall be common stock, par value $0.001 (hereinafter the "Common Stock"). The powers, preferences, and rights, and the qualifications, limitations, or restrictions thereof, of the shares of stock of each class and series which the Corporation shall be authorized to issue, is as follows:

                  (a) Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the board of directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences, participating, optional, and other rights of each such series and qualifications, limitations, or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Except as hereinafter provided, the board of directors of this Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences, and relative participating, optional, and other rights and the qualifications, limitations, and restrictions thereof, if any, of such series, including, without limiting the generality of the foregoing, the following:

                           (i) The distinctive designation of, and the number of
                  shares of Preferred Stock which shall constitute each series, which number may be increased (except as otherwise fixed by the board of directors) or decreased (but not below the number of shares thereof outstanding) from time to time by action of the board of directors;

                           (ii) The rate and times at which, and the terms and
                  conditions on which, dividends, if any, on the shares of the series shall be paid; the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of stock of this Corporation or on any series of Preferred Stock; and whether such dividends shall be cumulative or noncumulative;

                           (iii) The right, if any, of the holders of the shares
                  of the same series to convert the same into, or exchange the same for, any other class or classes of stock of this Corporation and the terms and conditions of such conversion or exchange;

                           (iv) Whether shares of the series shall be subject to
                  redemption and the redemption price or prices, including, without limitation, a redemption price or prices payable in shares of any other class or classes of stock of the Corporation, cash, or other property and the time or times at which, and the terms and conditions on which, shares of the series may be redeemed;

                           (v) The rights, if any, of the holders of shares of
                  the series on voluntary or involuntary liquidation, merger, consolidation, distribution, or sale of assets, dissolution, or winding up of this Corporation;

                           (vi) The terms of the sinking fund or redemption or
                  purchase account, if any, to be provided for shares of the series; and

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                           (vii) The voting powers, if any, of the holders of
                  shares of the series which may, without limiting the generality of the foregoing, include (A) the right to more or less than one vote per share on any or all matters voted on by the shareholders, and (B) the right to vote as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, on such matters, under such circumstances, and on such conditions as the board of directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of this Corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and upon such conditions as the board of directors may determine.

                  (b) Common Stock. The Common Stock shall have the following powers, preferences, rights, qualifications, limitations, and restrictions:

                           (i) After the requirements with respect to
                  preferential dividends of Preferred Stock, if any, shall have been met and after this Corporation shall comply with all the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions that may be required by the General Corporation Law of Delaware, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors without distinction to series;

                           (ii) After distribution in full of any preferential
                  amount to be distributed to the holders of Preferred Stock, if any, in the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution, or winding up of this Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by each without distinction as to series; and

                           (iii) Except as may otherwise be required by law or
                  this Certificate of Incorporation, in all matters as to which the vote or consent of stockholders of the Corporation shall be required or be taken, including, any vote to amend this Certificate of Incorporation, to increase or decrease the par value of any class of stock, effect a stock split or combination of shares, or alter or change the powers, preferences, or special rights of any class or series of stock, the holders of the Common Stock shall have one vote per share of Common Stock on all such matters and shall not have the right to cumulate their votes for any purpose.

                  (c) Reverse Stock Split. The shares of common stock of the Corporation issued and outstanding immediately preceding the Effective Date shall be reverse-split, or consolidated, without any change in the authorized number of shares of common stock or the par value thereof, as follows:

                           (i) Each two shares of common stock issued and
                  outstanding immediately prior to the Effective Date shall be converted into the right to receive one share of post-reverse-split common stock ("New Common Stock").

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                           (ii) No fractional shares of New Common Stock shall
                  be issued in connection with the foregoing, and in lieu thereof, the Corporation shall pay cash for such fractional shares as provided in Article II(c)(v) herein.

                           (iii) As soon as reasonably practicable after the
                  Effective Date, the Corporation shall cause its registrar and transfer agent, acting as exchange agent (the "Exchange Agent") to mail to each holder of record of shares of common stock immediately prior to the Effective Date (the "Pre-Reverse-Split Common Stock"), a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Pre-Reverse-Split Common Stocks shall pass, only upon delivery of certificate representing such Pre-Reverse-Split Common Stock to the Exchange Agent, which shall be in such form and have such other provisions as the Corporation may reasonably specify, and which shall specify the fee payable in order to effectuate such exchange) and instructions for use in effecting the surrender of certificates representing Pre-Reverse-Split Common Stock in exchange for certificates representing shares of New Common Stock issuable pursuant hereto. Upon surrender of a certificate representing Pre-Reverse-Split Common Stock for cancellation to the Exchange Agent, together with such duly executed letter of transmittal and the payment of the prescribed fee, the holder of such certificate representing Pre-Reverse-Split Common Stock shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of New Common Stock which such holder has the right to receive in exchange for the Pre-Reverse-Split Common Stock surrendered pursuant to the provisions hereof (after taking into account all Pre-Reverse-Split Common Stock then held by such holder), and the Pre-Reverse-Split Common Stock so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Pre-Reverse-Split Common Stock that is not registered in the transfer records of the Corporation, a certificate representing the proper number of shares of New Common Stock may be issued to a transferee if the certificate representing such Pre-Reverse-Split Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes and other transfer fees have been paid. Holders of certificates representing Pre-Reverse-Split Common Stock shall not be required to convert their certificates into certificates representing New Common Stock. Until surrendered as contemplated hereby, each certificate representing Pre-Reverse-Split Common Stock shall be deemed at any time after the Effective Date to represent only the New Common Stock into which such certificate representing Pre-Reverse-Split Common Stock is convertible as provided herein.

                           (iv) After the Effective Date, there shall be no
                  further registration of transfers of certificates representing Pre-Reverse-Split Common Stock. If, after the Effective Date, certificates representing shares of Pre-Reverse-Split Common Stock are presented to the Corporation or the Exchange Agent for registration of transfer, such certificates shall be canceled and exchanged for certificates representing New Common Stock in accordance with the procedures set forth herein.

                           (v) No certificates or scrip evidencing fractional
                  shares of New Common Stock shall be issued upon the surrender for exchange of Pre-Reverse-Split Common Stock certificates, and such fractional share interests shall not entitle the owner thereof to any rights as a stockholder of the Corporation. In lieu of any such fractional interests, each

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                  holder of a certificates representing Pre-Reverse-Split Common
                  Stock shall, upon surrender of such certificate for exchange pursuant to this Article II(c), be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying the last sale price of the Common Stock on the OTCBB prior to the Effective Date by the fractional share of New Common Stock to which such holder would otherwise be entitled.

                  (d) Other Provisions

                           (i) The board of directors of the Corporation shall
                  have authority to authorize the issuance, from time to time without any vote or other action by the stockholders, of any or all shares of the Corporation of any class at any time authorized, and any securities convertible into or exchangeable for such shares, in each case to such persons and for such consideration and on such terms as the board of directors from time to time in its discretion lawfully may determine; provided, however, that the consideration for the issuance of shares of stock of the Corporation having par value shall not be less than such par value. Shares so issued, for which the full consideration determined by the board of directors has been paid to the Corporation, shall be fully paid stock, and the holders of such stock shall not be liable for any further call or assessment thereon.

                           (ii) Unless otherwise provided in the resolution of
                  the board of directors providing for the issue of any series of Preferred Stock, no holder of shares of any class of the Corporation or of any security of obligation convertible into, or of any warrant, option, or right to purchase, subscribe for, or otherwise acquire, shares of any class of the Corporation, whether now or hereafter authorized, shall, as such holder, have any preemptive right whatsoever to purchase, subscribe for, or otherwise acquire shares of any class of the Corporation, whether now or hereafter authorized.

                           (iii) Anything herein contained to the contrary
                  notwithstanding, any and all right, title, interest, and claim in and to any dividends declared or other distributions made by the Corporation, whether in cash, stock, or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends or other distributions in the possession of the Corporation, its transfer agents, or other agents or depositories, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any person whatsoever.


                                    Article V
                             Limitation on Liability

         A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under section 174 of the General Corporation Law of Delaware as it may from time to time be amended or any successor provision thereto, or (iv) for any transaction from which a director derived an improper personal benefit.

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                                   Article VI
               Business Combinations with Interested Stockholders

         The Corporation elects not to be governed by the provisions of section 203 of the General Corporation Law of Delaware regarding business combinations with interested shareholders.


                                   Article VII
                     Registered Office and Registered Agent

         The name and address of the Corporation's registered agent in the state of Delaware is The Corporation Trust Company, 1209 Orange Street, in the city of Wilmington, county of New Castle, Delaware. Either the registered office or the registered agent may be changed in the manner provided by law.


                                  Article VIII
                                    Amendment

         The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in its Certificate of Incorporation from time to time in accordance with the laws of the state of Delaware, and all rights conferred on stockholders herein are granted subject to this reservation.


                                   Article IX
                        Adoption and Amendment of Bylaws

         The bylaws of the Corporation shall be adopted by the board of directors. The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors, but the stockholders of the Corporation may also alter, amend, or repeal the bylaws or adopt new bylaws. The bylaws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with the laws of the state of Delaware now or hereafter existing.


                                    Article X
                                    Directors

         The governing board of the Corporation shall be known as the board of directors. The number of directors comprising the board of directors shall be fixed and may be increased or decreased from time to time in the manner provided in the bylaws of the Corporation, except that at no time shall there be less than one nor more than nine directors.

         The undersigned, being the duly authorized officer of the Corporation makes this certificate, hereby declaring and certifying that this is his act and deed and that the facts herein stated are true, and accordingly has hereunto set his hand this 4th day of April 2001.


                                                  /s/ Kenneth M. Emter
                                                  -----------------------------
                                                  Kenneth M. Emter, Secretary

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